Exhibit 10.11

ORION OFFICE REIT, INC. 2021 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE (NON-EMPLOYEE DIRECTORS)
Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the Orion Office REIT, Inc. 2021 Equity Incentive Plan (as amended from time to time, the “Plan”).
Orion Office REIT, Inc., a Maryland corporation (the “Company”) has granted to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Number of RSUs:
Vesting Commencement Date:
Vesting Schedule:	The RSUs will vest in full on the earlier to occur of (i) the one-year anniversary of the Grant Date or (ii) the date of the annual meeting of the Company’s stockholders next following the Grant Date, subject to Participant’s continued Service Relationship through the applicable vesting date.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. The Company may in its discretion provide for electronic acceptance of this Grant Notice and/or the Agreement by Participant, and in such event, Participant’s acceptance thereof shall for all purposes constitute Participant’s execution and agreement to be bound by the terms and conditions thereof.

ORION OFFICE REIT, INC.	PARTICIPANT
By:
Name:	[Participant Name]
Title:

Exhibit A
RESTRICTED STOCK UNIT AGREEMENT (NON-EMPLOYEE DIRECTORS)
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
Article I.
GENERAL
1.1Award of RSUs and Dividend Equivalent Rights.
(a)The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one share of Stock as set forth in this Agreement. Participant will have no right to the distribution of any shares of Stock until the time (if ever) the RSUs have vested.
(b)The Company hereby grants to Participant, with respect to each RSU, a Dividend Equivalent Right for ordinary cash dividends paid to substantially all holders of outstanding shares of Stock with a record date after the Grant Date and prior to the date the applicable RSU is settled, forfeited or otherwise expires. Each Dividend Equivalent Right entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. Dividend Equivalent Rights shall not entitle Participant to any payments relating to dividends with a record date that occurs after the earlier of the payment or forfeiture of the RSU underlying such Dividend Equivalent Right. The Dividend Equivalent Rights and any amounts that may become payable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of Section 409A of the Code. Any amounts payable in respect of any Dividend Equivalent Right shall be subject to the same vesting schedule as the RSU to which such Dividend Equivalent Right corresponds and shall be paid within forty-five (45) days following the applicable date on which such Dividend Equivalent Right and corresponding RSU vests, and, in the event that such RSU is forfeited prior to vesting, such Dividend Equivalent Right shall thereupon also be forfeited.
1.2Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
Article II.
VESTING; FORFEITURE AND SETTLEMENT
1.1Vesting; Forfeiture.
(a)Subject to Section 2.1(c) below, the RSUs will vest according to the vesting schedule in the Grant Notice.
(b)If a Change in Control or Sale Event occurs and Participant remains in a Service Relationship until immediately prior to such Change in Control or Sale Event, as applicable, then 100% of the then-unvested RSUs will vest immediately prior to the consummation or such Change in Control or Sale Event, as applicable.
(c)In the event of a termination of Participant’s Service Relationship (a “Termination of Service”) for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.
1.2Settlement.
(a)RSUs will be paid in shares of Stock within forty-five (45) days following the applicable date on which such RSUs vest (either by delivering one or more certificates for such shares of Stock or by entering such shares in book entry form, as determined by the Administrator in its sole discretion), provided that the exact payment date shall be determined by the Company in its sole discretion (and Participant shall not have a right to designate the time of payment). Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate applicable law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
Article III.
TAXATION AND TAX WITHHOLDING
1.1Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
1.2Tax Withholding.
(a)The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the RSUs or Dividend Equivalent Rights as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain shares of Stock otherwise issuable under the Award. To the extent that any Federal Insurance Contributions Act tax withholding obligations arise in connection with the RSUs prior to the applicable vesting date, the Administrator shall accelerate the payment of a portion of the award of RSUs sufficient to satisfy (but not in excess of) such tax withholding obligations and any tax withholding obligations associated with any such accelerated payment, and the Administrator shall withhold such amounts in satisfaction of such withholding obligations.
(b)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs and the Dividend Equivalent Rights, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs or Dividend Equivalent Rights. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the Dividend Equivalent Rights or the subsequent sale of shares of Stock. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs or Dividend Equivalent Rights to reduce or eliminate Participant’s tax liability.
Article IV.
OTHER PROVISIONS
1.1Adjustments. Participant acknowledges that the RSUs, the shares of Stock subject to the RSUs and the Dividend Equivalent Rights are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
1.2Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
1.3Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
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1.4Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable law s and, to the extent applicable laws permit, will be deemed amended as necessary to conform to applicable laws.
1.5Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company, including without limitation any acquirer of the Company in a Change in Control or Sale Event. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
1.6Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the RSUs and the Dividend Equivalent Rights will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent applicable laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
1.7Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
1.8Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
1.9Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalent Rights, and rights no greater than the right to receive shares of Stock or cash as a general unsecured creditor with respect to the RSUs and Dividend Equivalent Rights, as and when settled pursuant to the terms of this Agreement. The RSUs and Dividend Equivalent Rights will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets
1.10Not a Contract of Employment or Service. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
1.11Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which will be deemed an original and all of which together will constitute one instrument.
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